UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 16, 2014

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On April 16, 2014, the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of Forest Oil Corporation (“Forest”) approved Forest’s 2014 Annual Incentive Plan (the “2014 Plan”), including the performance criteria and specific measures and goals for Forest’s executive officers and all other participants. Under the 2014 Plan, any incentive awards will be tied to five performance measures: Production, Reserves Additions, Capital Budget Adherence, Rate of Return on Drilling Capital, and Business Unit and Department Performance Objectives. Each of the performance measures included in the 2014 Plan is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary. In addition to the target level, the 2014 Plan includes completion percentages for a range of performance levels, starting at a minimum threshold level of zero up to an outstanding performance level which is equal to 200% of the target level. Individual awards may be adjusted to reflect individual or team performance.

With respect to the Production and Reserves Additions performance measures, the following economic equivalencies were used: (a) 15-to-1 for oil/condensate to gas and (b) 7.5-to-1 for natural gas liquids to gas.

The 2014 Plan is administered by the Committee and the Chief Executive Officer (for all participant awards other than his own award), although certain administrative aspects of the 2014 Plan will be delegated to the Vice President of Human Resources.  The target award percentage for the CEO and other officers of the company is established by the Committee.  Any awards to officers under the Plan are subject to the approval of the Committee.  Participation in the 2014 Plan is determined by the President and Chief Executive Officer.   The Committee is responsible for determining the achievement of any of the completion levels.  Any modifications to the 2014 Plan must be approved by the Committee. The Executive Vice President and Chief Financial Officer will verify the performance calculation for the performance and operating measures in consultation with the Treasurer and the Senior Vice President, Corporate Engineering and Technology, who shall be responsible for the estimation of Forest’s oil and gas reserves.  The Internal Audit Director will be responsible for auditing the Production, Reserve Additions, Rate of Return on Drilling Capital, and Capital Budget Adherence calculations, and any numerical, calculated metrics embedded within the Business Unit/Department Performance Objectives and measurement thereof, including any adjustments approved by the Board during the course of the plan year, and will provide his opinion that such calculations are accurate or his opinion setting forth discrepancies to the Committee and the Audit Committee.

The foregoing description of the 2014 Plan is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is attached to this report as Exhibit 10.1.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in Item 5.02 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

10.1	Forest Oil Corporation 2014 Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: April 17, 2014	By:	/s/Richard W. Schelin
Richard W. Schelin
Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Forest Oil Corporation 2014 Annual Incentive Plan.